UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2024

RXO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41514	88-2183384
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11215 North Community House Road	28277
Charlotte, NC
(Address of principal executive offices)	(Zip Code)

(980) 308-6058
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RXO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.    Changes in Registrant's Certifying Accountant.
(a) Dismissal of Former Independent Registered Public Accounting Firm
The Audit Committee (the “Committee”) of the Board of Directors of RXO, Inc. (the “Company”) conducted a competitive process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. Several firms were invited to participate in this process including KPMG LLP (“KPMG”), which has served as the Company’s independent registered public accounting firm since 2022. As a result of this process, on March 29, 2024, the Committee approved the dismissal of KPMG as the Company’s independent registered public accounting firm. KPMG was dismissed on March 29, 2024.
The reports of KPMG on the Company’s consolidated financial statements, which were included in the Company’s Annual Report on Form 10-K for the fiscal years ended December 31, 2023 and 2022, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the fiscal years ended December 31, 2023 and 2022, and the subsequent interim period through March 29, 2024, there were no (1) disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K) with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of such disagreement in connection with its report, or (2) reportable events (within the meaning of Item 304(a)(1)(v) of Regulation S-K).
In accordance with Item 304(a)(3) of Regulation S-K, the Company provided KPMG with a copy of the foregoing disclosures and requested that KPMG furnish it with a letter addressed to the U.S. Securities and Exchange Commission (the “SEC”) stating whether KPMG agrees with the above statements. A copy of KPMG’s letter, dated April 2, 2024, is filed as Exhibit 16.1 to this Current Report on Form 8-K.
(b) Appointment of New Independent Registered Public Accounting Firm
As a result of the process noted above, on March 29, 2024, the Committee approved the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2024, and related interim periods.
During the Company’s fiscal years ended December 31, 2023 and 2022, and the subsequent interim period through March 29, 2024, neither the Company nor anyone on its behalf consulted with Deloitte with respect to either (i) the application of accounting principles to a specific completed or proposed transaction, or the type of audit opinion that might be rendered regarding the Company’s consolidated financial statements, and Deloitte neither provided a written report to the Company nor provided oral advice to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of any disagreement or reportable event, as set forth in Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Regulation S-K, respectively.
Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from KPMG LLP dated April 2, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2024	RXO, INC.

	By:	/s/ James E. Harris
James E. Harris
Chief Financial Officer